As filed with the Securities and Exchange Commission on September 24, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

USG CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	36-3329400
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

550 West Adams Street
Chicago, Illinois 60661-3676
(312) 436-4000
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Ellis A. Regenbogen
Associate General Counsel and Corporate Secretary
550 West Adams Street
Chicago, Illinois 60661-3676
(312) 436-4000
(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Timothy J. Melton
Jones Day
77 West Wacker
Chicago, Illinois 60601
(312) 269-4154

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Amount to be Registered/Proposed Maximum Offering Price Per Unit/
Title of Securities To Be Registered	Proposed Maximum Aggregate Offering Price/Amount of Registration Fee

Debt Securities	(1)

(1)	An indeterminate principal amount of debt securities is being registered as may, from time to time, be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee for the securities offered by this prospectus.

PROSPECTUS

USG Corporation

Debt Securities

We may offer for sale, from time to time, the securities described in this prospectus. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves risks.  Please consider carefully the specific factors set forth under the heading “Risk Factors” in our filings with the Securities and Exchange Commission and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 24, 2007.

This prospectus incorporates important information about us that is not included in or delivered with this prospectus but that is contained in documents that we file with the Securities and Exchange Commission, or SEC. You may obtain copies of these documents that are incorporated by reference into this prospectus, without charge, from the website maintained by the SEC at http://www.sec.gov. See “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.”

You may also obtain copies of the incorporated documents from us, without charge, upon written or oral request to:

USG Corporation
550 West Adams Street
Chicago, Illinois 60661-3676
Attn: Corporate Secretary
Telephone: (312) 436-4000

You should rely only on the information included in or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed by us with the SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any amount of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.”

In this prospectus, except as otherwise indicated or as the context otherwise requires, “USG,” “we,” “our,” “us” and the “company” refer to USG Corporation, a Delaware corporation. In the discussion of our business in this prospectus, “we,” “our” and “us” also refer to our subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents it incorporates by reference contain, and any prospectus supplement may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions. When we use words like “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “will,” “should” or similar expressions, or the negative of these terms, or when we discuss our strategy or plans, we are making forward-looking statements.

Forward-looking statements are not guarantees of future results, levels of activity, performance or achievements. They involve known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions and factors include, among other things:

•	economic conditions, such as the levels of new home and other construction activity, employment levels, mortgage interest rates, housing affordability, currency exchange rates and consumer confidence;

•	competitive conditions, such as price, service and product competition;

•	shortages in raw materials;

•	increases in raw material, energy, transportation and employee benefit costs;

•	the timing of commencement of operation of new and updated manufacturing facilities;

•	loss of one or more major customers;

•	capacity utilization rates;

•	capital markets conditions and the availability of borrowings under our credit agreement;

•	the results of a review by the Congressional Joint Committee on Taxation relating to a tax refund we received related to payments that we made to the asbestos trust created in connection with our recently completed bankruptcy proceedings;

•	our success in integrating acquired businesses;

•	changes in laws or regulations, including environmental and safety regulations;

•	the effects of acts of terrorism or war upon domestic and international economies and financial markets;

•	acts of God; and

•	the other risk factors listed from time to time in documents and reports filed by us with the SEC.

These risks and uncertainties are discussed in more detail under the headings “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our annual report on Form 10-K for the fiscal year ended December 31, 2006 and in the other documents and reports filed by us with the SEC. You may obtain copies of these documents and reports as described under the headings “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.”

Other factors and assumptions not identified above were also involved in the making of the forward-looking statements. The failure of those assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. As a result, the trading price of our securities could decline and you could lose a part or all of your investment. We have no obligation and make no undertaking to update or revise any forward-looking information.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet on the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060. In addition, we post our filed documents on our website at http://www.usg.com. Except for the documents incorporated by reference into this prospectus, the information on our website is not part of this prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in this prospectus unless the information incorporated by reference was filed after the date of this prospectus. We incorporate by reference:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2006;

•	our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2007 and June 30, 2007; and

•	our current reports on Form 8-K filed on February 20, 2007, February 27, 2007, March 12, 2007, March 19, 2007, March 28, 2007, May 10, 2007 and May 21, 2007.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities we are offering with this prospectus.

Any statement incorporated or deemed to be incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement.

We will provide to you a copy of any or all of the above filings that have been incorporated by reference into this prospectus, excluding exhibits to those filings, upon your request, at no cost. Any request may be made by writing or calling us at the following address or telephone number:

USG Corporation
550 West Adams Street
Chicago, Illinois 60661-3676
Attn: Corporate Secretary
Telephone: (312) 436-4000

In addition, you may access all of the above filings on our website at http://www.usg.com.

USG CORPORATION

Through our subsidiaries, we are a leading manufacturer and distributor of building materials, producing a wide range of products for use in new residential, new nonresidential and repair and remodel construction as well as products used in certain industrial processes.

Our operations are organized into three segments:

•	North American Gypsum: North American Gypsum manufactures and markets gypsum and related products in the United States, Canada and Mexico and includes United States Gypsum Company, or U.S. Gypsum, in the United States, the gypsum business of CGC Inc., or CGC, in Canada and USG Mexico, S.A. de C.V., or USG Mexico, in Mexico. U.S. Gypsum is the largest manufacturer of gypsum wallboard in the United States and accounted for approximately 30% of total domestic gypsum wallboard sales in 2006. CGC is the largest manufacturer of gypsum wallboard in eastern Canada, and USG Mexico is the largest manufacturer of gypsum wallboard in Mexico.

•	Worldwide Ceilings: Worldwide Ceilings manufactures and markets interior systems products worldwide and includes USG Interiors, Inc., the international interiors systems business managed as USG International and the ceilings business of CGC. Worldwide Ceilings is a leading supplier of interior ceilings products used primarily in commercial applications. We estimate that it is the largest manufacturer of ceiling grid and the second-largest manufacturer/marketer of acoustical ceiling tile in the world.

•	Building Products Distribution: Building Products Distribution consists of L&W Supply Corporation, or L&W Supply, the leading specialty building products distribution business in the United States. In 2006, L&W Supply distributed approximately 12% of all gypsum wallboard sold in the United States, including approximately 32% of U.S. Gypsum’s wallboard production.

U.S. Gypsum was incorporated in 1901. USG was incorporated in Delaware on October 22, 1984. By a vote of stockholders on December 19, 1984, U.S. Gypsum became a wholly owned subsidiary of USG, and the stockholders of U.S. Gypsum became the stockholders of USG, all effective January 1, 1985.

Our principal executive offices are located at 550 West Adams Street, Chicago, Illinois 60661-3676, and our telephone number is (312) 436-4000. We maintain an Internet website at http://www.usg.com. Except for the documents incorporated by reference in this prospectus as described under the heading “Incorporation by Reference of Certain Documents” above, the information and other content contained on our website are not incorporated by reference in this prospectus, and you should not consider them to be a part of this prospectus.

USE OF PROCEEDS

Unless otherwise specified in the prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and any accompanying prospectus supplement for general corporate purposes, which may include the repayment of indebtedness, working capital, capital expenditures and acquisitions. The specific allocation of the proceeds from a particular offering of securities will be described in the prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratio of earnings to fixed charges for the periods indicated.

											Six Months Ended
	Year Ended December 31,										June 30,
	2002		2003		2004		2005		2006		2007

Ratio of Earnings to Fixed Charges (a)	33.0	x	37.2	x	102.8	x	—	(b)	1.9	x	2.9x

(a)	For purposes of computing our ratio of earnings to fixed charges, (1) earnings consist of earnings (loss) before income taxes and cumulative effect of accounting change plus interest expensed; and (2) fixed charges consist of interest expensed and interest capitalized.

(b)	As a result of a $3.1 billion pretax provision for asbestos claims, the amount of the coverage deficiency for 2005 was $2.3 billion.

DESCRIPTION OF THE DEBT SECURITIES

We have summarized certain general terms and provisions of the debt securities that we may offer under this prospectus below. The particular terms of a series of debt securities offered by a prospectus supplement will be described in that prospectus supplement.

The debt securities will be issued under, and entitled to the benefits of, an indenture dated as of November 1, 2006 between us and Wells Fargo Bank, National Association, as trustee, which we refer to as the indenture.

We have summarized the material provisions of the indenture below. The following summary does not purport to be a complete description of the indenture and is subject to the detailed provisions of, and qualified in its entirety by reference to, the indenture, including any terms deemed to be a part thereof by the Trust Indenture Act of 1939. Capitalized terms used herein without definition have the respective meanings given such terms in the indenture. You may obtain a copy of the indenture as described under the headings “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.”

As used under this heading “Description of the Debt Securities,” the words “company,” “we,” “our,” “ours” and “us” refer to USG Corporation, the issuer of the debt securities, and not to any of its consolidated subsidiaries.

General

The indenture does not limit the aggregate principal amount of debt securities that we may issue. We may issue our debt securities from time to time in one or more series with the same or different terms. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, without the consent of the holders of outstanding debt securities, for issuances of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officers’ certificate or in a supplemental indenture.

We will set forth the particular terms of debt securities we offer, as well as any modifications or additions to the general terms of the indenture, in a prospectus supplement relating to the offer of those debt securities, including some or all of the following terms, to the extent required:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities that may be issued;

•	the percentage of the principal amount at which the debt securities will be offered, if other than 100%;

•	the date or dates on which the principal of the debt securities is payable;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable and the record dates for the determination of holders of the debt securities to whom interest is payable;

•	the place or places where the principal and interest on the debt securities will be payable;

•	whether any of the debt securities are to be redeemable at our option and, if so, the price or prices at which, the period or periods within which and the terms and conditions upon which the debt securities may be so redeemed, in whole or in part, at our option, pursuant to any sinking fund or otherwise;

•	if other than the principal amount, the portion of the principal amount of debt securities that will be payable upon declaration of acceleration of the maturity upon occurrence of an event of default under the indenture;

•	our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the price or prices at which, process by which, period or periods within which and terms and conditions upon which the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple of $1,000, the denominations, which may be in U.S. dollars or any foreign currency, in which the debt securities will be issuable;

•	the form of the debt securities, including such legends as required by law or as we deem necessary or appropriate and the form of any coupons or temporary global security that may be issued;

•	if other than U.S. dollars, the currency or currencies in which payments of principal of or interest on the debt securities will be made or in which the debt securities will be denominated and the particular provisions applicable thereto;

•	whether the debt securities of the series are issuable in tranches;

•	whether, and under what circumstances, the debt securities of the series may be convertible into debt securities of any other series;

•	if other than the Wells Fargo Bank, National Association, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	any deletions from, modifications of or additions to the events of default or our covenants under the indenture;

•	whether, under what circumstances and the currency in which we will pay additional amounts on the debt securities to non-U.S. holders of the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of such option); and

•	any other terms or conditions upon which the debt securities of the series are to be issued, which will not be inconsistent with the provisions of the indenture.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a Business Day, then the payment will be made on the next Business Day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business Day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which commercial banks are open for business in New York, New York.

Unless otherwise indicated in the applicable prospectus supplement, principal of and interest and premium, if any, on the debt securities will be payable at the office of the trustee in Chicago, Illinois. Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar under the indenture. We may act as paying agent or registrar under the indenture.

Covenants Contained in the Indenture

Limitation on Liens

The indenture provides that, so long as any of the debt securities remains outstanding, we will not and will not permit any Restricted Subsidiary to issue, assume or guarantee any indebtedness for money borrowed (“indebtedness”) that is secured by a mortgage, pledge, security interest or other lien or encumbrance (a “lien”) upon or with respect to any Principal Property or on the capital stock of any Restricted Subsidiary unless:

•	we secure the debt securities equally and ratably with (or prior to) any and all other obligations and indebtedness secured by that lien; or

•	the aggregate amount of all of our consolidated indebtedness secured by liens (other than permitted liens) on our Principal Properties or on the capital stock of our Restricted Subsidiaries, including all Attributable Debt in respect of sale and leaseback transactions existing at that time, would not exceed the greater of 15% of our Consolidated Net Tangible Assets and $200,000,000, with the exception of transactions that are not subject to the limitation described in “— Limitation on Sale and Leaseback Transactions” below.

The above limitation will not apply to some types of permitted liens. Therefore, the indebtedness secured by those permitted liens is excluded in computing indebtedness for purposes of this limitation. These permitted liens include:

•	liens existing as of the date of the indenture;

•	liens on property or assets of, or any shares of stock or securing indebtedness of, any corporation existing at the time such corporation becomes a consolidated subsidiary;

•	liens on property, assets, shares of stock or securing indebtedness existing at the time of an acquisition, including an acquisition through merger or consolidation, and liens to secure indebtedness incurred prior to, at the time of or within 180 days after the later of the completion of the acquisition, or the completion of the construction, improvement or renovation and commencement of the operation of, any such property, for the purpose of financing all or any part of the purchase price or construction cost of that property;

•	liens to secure specified types of development, operation, construction, alteration, repair or improvement costs;

•	liens in favor of, or which secure indebtedness owing to, us or a consolidated subsidiary;

•	liens in connection with government contracts, including the assignment of moneys due or to come due on those contracts;

•	certain types of liens in connection with legal proceedings and judgments;

•	certain types of liens arising in the ordinary course of business and not in connection with the borrowing of money such as mechanics’, materialmen’s, carriers’, landlord’s or other similar liens;

•	liens on property securing obligations issued by a domestic governmental issuer to finance the cost of an acquisition or construction of that property;

•	extensions, substitutions, replacements or renewals of the foregoing if the principal amount of the indebtedness secured thereby is not increased and is not secured by any additional assets;

•	liens currently or hereafter existing or arising securing indebtedness or any other obligations under the senior credit facility or any renewals, amendments, increases, extensions, replacements or refinancings thereof;

•	liens arising from the granting of a license to any person in the ordinary course of business, provided that such liens attach only to the assets subject to such license;

•	liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder;

•	liens incurred with respect to rights of agents for collection for us under assignments of chattel paper, accounts, instruments or general intangibles for purposes of collection in the ordinary course of business;

•	liens existing or deemed to exist in connection with securitization transactions;

•	liens securing obligations under swap agreements and related netting agreements;

•	liens created by sales contracts on assets subject to such contract;

•	liens consisting of the interest of any lessee under any lease or sublease on such property;

•	liens attaching or resulting in connection with any letter of intent or purchase agreement relating to such property;

•	liens for taxes, assessments or other governmental charges; and

•	easements, zoning restrictions, rights of way and similar encumbrances on real property that do not secure monetary obligations.

Limitation on Sale and Leaseback Transactions

The indenture provides that, so long as any of the debt securities remains outstanding, neither we nor any Restricted Subsidiary may enter into any arrangement with any person (other than among ourselves and/or our Restricted Subsidiaries) where we or a Restricted Subsidiary agree to lease any Principal Property which has been or is to be sold or transferred more than 180 days after the later of (1) such Principal Property has been acquired by us or a Restricted Subsidiary and (2) completion of construction and commencement of full operation thereof, by us or a Restricted Subsidiary to that person (a “Sale and Leaseback Transaction”). Sale and Leaseback Transactions with respect to facilities financed with specified tax exempt securities are excepted from the definition. This covenant does not apply to leases of a Principal Property for a term of less than three years.

This limitation also does not apply to any Sale and Lease-Back Transaction if:

•	the net proceeds to us or a Restricted Subsidiary from the sale or transfer equal or exceed the fair value, as determined by our board of directors, of the Principal Property so leased;

•	we or the Restricted Subsidiary could incur indebtedness secured by a lien on the Principal Property to be leased pursuant to the terms discussed in “— Limitation on Liens” above in an amount equal to the Attributable Debt with respect to the Sale and Leaseback Transaction without equally and ratably securing the senior debt securities; or

•	we or our Restricted Subsidiaries within 180 days after the effective date of the Sale and Leaseback Transaction apply an amount equal to the fair value as determined by our board of directors of the Principal Property so leased to:

•	the prepayment or retirement of our Funded Debt, which may include debt securities; provided, however, that in lieu of applying all or any part of such net proceeds or fair market value to such retirement, we may at our option (1) deliver to the Trustee debt securities previously purchased or otherwise acquired by us or (2) receive credit for debt securities previously redeemed by us, which, in either case, have not previously been applied by us in lieu of retiring Funded Debt as required pursuant to this restriction. If we shall so deliver such debt securities to the Trustee (or receive credit for debt securities so delivered), the amount of cash which we shall be required to apply to the retirement of Funded Debt pursuant to this restriction shall be reduced by an amount equal to the aggregate principal amount of such debt securities; or

•	the acquisition of additional real property.

Certain Definitions

The terms set forth below are defined in the indenture as follows:

“Attributable Debt,” in respect of the Sale and Leaseback Transactions described above, means as of any particular time, the present value, calculated using a rate of interest implicit in such transaction determined in accordance with generally accepted accounting principles in the United States, of the obligation of a lessee for rental payments during the remaining term of any lease, including any period for which that lease has been extended or may, at the option of the lessor, be extended after excluding all amounts required to be paid in respect of maintenance and repairs, insurance, taxes, assessments, water and utility rates, management fees and similar charges.

“Consolidated Net Tangible Assets” means the aggregate amount of assets, reduced by applicable reserves and other properly deductible items, after deducting:

•	all current liabilities, excluding the current portion of any Funded Debt and any other current liabilities constituting Funded Debt because it is extendible or renewable; and

•	all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other similar intangibles,

all as set forth on our books and records and those of our consolidated subsidiaries and computed in accordance with generally accepted accounting principles in the United States.

“Funded Debt” means all indebtedness (other than intercompany indebtedness among us and our subsidiaries) for the repayment of money borrowed, whether or not evidenced by a bond, debenture, note or similar instrument or agreement, having a final maturity of more than 12 months after the date of its creation or having a final maturity of less than 12 months after the date of its creation but by its terms being renewable or extendible beyond 12 months after such date at the option of the borrower (excluding obligations under Capital Leases). When determining “Funded Debt,” indebtedness will not be included if, on or prior to the final maturity of that indebtedness, we have deposited the necessary funds for the payment, redemption or satisfaction of that indebtedness in trust with the proper depositary.

“Principal Property” means, as of any date any lien thereon is to become effective, any building, structure or other facility, together with the land upon which it is erected and any fixtures which are a part of the building, structure or other facility, used primarily for manufacturing, processing or production (other than any such land, building, structure or other facility or portion thereof which is a pollution control facility or sewage or waste disposal facility), in each case located in the United States, and owned or leased or to be owned or leased by us or any consolidated subsidiary, and in each case the net book value of which as of that date exceeds 1% of our Consolidated Net Tangible Assets as shown on the consolidated balance sheet contained in our then latest filing with the SEC, other than any such land, building, structure or other facility or portion thereof which is financed through the issuance of tax-exempt government obligations or which in the opinion of our board of directors, is not of material importance to the total business conducted by us and our consolidated subsidiaries, considered as one enterprise.

“Restricted Subsidiary” means a subsidiary of our company that owns a Principal Property.

Restrictions on Mergers and Sales of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale or transfer by us of all or substantially all of our property and assets, provided that:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a U.S. jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists;

•	as a result of such transaction, our properties or assets or Restricted Subsidiaries’ properties or assets would become subject to a lien not permitted pursuant to the provisions discussed above under the heading “— Limitation on Liens” without equally and ratably securing the debt securities, steps shall have been taken to secure the debt securities equally and ratably with all indebtedness secured by such lien; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the indenture, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing provisions, we may transfer all of our property and assets to another corporation if, immediately after giving effect to the transfer, such corporation is our Wholly Owned Restricted Subsidiary (as defined below).

The term “Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary in which we and/or our other wholly owned restricted subsidiaries own all of the outstanding capital stock (other than directors’ qualifying shares).

Modification and Waiver

Under the indenture, certain of our rights and obligations and certain of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority of the total principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in the principal amount of, or premium or interest on, any debt securities;

•	a change in place of payment where, or the currency in which, any payment on the debt securities is payable;

•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of at least a majority of the total principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

•	waive compliance by us with certain restrictive provisions of the indenture; and

•	waive any past default under the indenture, except:

•	a default in the payment of the principal of, or any premium or interest on, any debt securities; or

•	a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security.

Events of Default

“event of default,” when used in the indenture, means any of the following:

•	failure to pay interest on any debt securities for 30 days after the payment is due;

•	failure to pay the principal of, or any premium on, any debt security when due;

•	failure to perform any other covenant in the indenture that applies to the debt securities for 60 days after we have received written notice of the failure to perform in the manner specified in the indenture;

•	there occurs any default under any debt of the company having an outstanding principal amount in excess of $50 million in the aggregate which, as a result thereof, the holder(s) of such debt or a trustee or agent acting on their behalf have declared such debt to be due prior to its stated maturity date, or the company is required to repurchase or redeem such debt prior to its stated maturity and, in either case, such debt has not been discharged in full or such acceleration or redemption has not been rescinded or annulled within 30 days of the effectiveness thereof; or

•	certain events in bankruptcy, insolvency or reorganization.

If an event of default occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities can, subject to conditions, rescind the declaration.

The indenture requires us to file an officers’ certificate with the trustee each year that states, to the knowledge of the certifying officer, no defaults exist under the terms of the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest, if it considers the withholding of notice to be in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee reasonable indemnification. If reasonable indemnification is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities during those 60 days.

However, the holder of any debt security will have an absolute right to receive payment of principal of, and any premium and interest on, the debt security when due and to institute suit to enforce this payment.

Defeasance and Discharge

Defeasance and Discharge

We will be discharged from our obligations on the debt securities if:

•	we deposit with the trustee, in trust, sufficient money or U.S. Government Obligations, or a combination, to pay the principal, any interest, any premium and any other sums due on the debt securities, on the dates the payments are due under the indenture and the terms of the debt securities;

•	we deliver to the trustee an opinion of counsel that states that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made; and

•	we deliver to the trustee an opinion of counsel that states that if the debt securities are listed on any domestic or foreign securities exchange, the debt securities will not be delisted as a result of the deposit.

The term “U.S. Government Obligations” means direct obligations of the United States of America backed by the full faith and credit of the United States.

In the event that we deposit money and/or U.S. Government Obligations in trust and discharge our obligations under debt securities as described above, then:

•	the indenture will no longer apply to the debt securities; however, certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities and to maintain paying agencies and the trust funds will continue to apply; and

•	holders of debt securities can only look to the trust fund for payment of principal of, or any premium or interest on, the debt securities.

Defeasance of Certain Covenants and Certain Events of Default

If we make the deposit and deliver the opinion of counsel described under the heading “— Defeasance and Discharge” above, we will not have to comply with the restrictive covenants contained in the indenture.

In the event of a defeasance, our obligations under the indenture and the debt securities, other than with respect to the restrictive covenants and related events of default specifically referred to above, will remain in effect.

If we exercise our option not to comply with the covenants listed above and the debt securities become immediately due and payable because an event of default has occurred, other than as a result of the event of default specifically referred to above, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities on the date the payments are due under the indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments.

Substitution of Collateral

We can, at any time, withdraw any money or U.S. Government Obligations deposited pursuant to the defeasance provisions described above if we simultaneously substitute other money and/or U.S. Government Obligations which would satisfy our payment obligations on the debt securities pursuant to the defeasance provisions applicable to the debt securities.

Global Debt Securities and Book-Entry System

Unless otherwise indicated in the applicable prospectus supplement, debt securities issued will be in book-entry form and will be represented by one or more permanent global certificates in fully registered form without interest coupons (the “Global Debt Securities”) and will be deposited with the trustee as custodian for a depositary (the “Depositary”), which shall initially shall be DTC, and registered in the name of Cede & Co. as nominee of DTC or another nominee designated by DTC (such nominee being referred to herein as the “Global Debt Security Holder”).

Beneficial interests in the Global Debt Securities may not be exchanged for Certificated Debt Securities (as defined below) except in the circumstances described below.

DTC is a limited-purpose trust company that was created to hold securities for its participating organizations (“Participants”), and to facilitate the clearance and settlement of transactions in these securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies (“Indirect Participants”) that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants. Pursuant to procedures established by DTC, ownership of the debt securities will be shown on, and the transfer of ownership of the debt securities will be effected only through, records maintained by DTC (with respect to the interests of Participants) and the records of Participants (with respect to the interests of Indirect Participants).

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the debt securities will be limited to such extent.

So long as the Global Debt Security Holder is the registered owner of any debt securities, the Global Debt Security Holder will be considered the sole Holder of outstanding debt securities represented by such Global Debt Securities under the indenture. Except as provided below, owners of debt securities will not be entitled to have the debt securities registered in their names and will not be considered the owners or holders there of those debt securities under the indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those debt securities.

Payments in respect of the principal of, premium, if any, and interest on any debt securities registered in the name of a Global Debt Security Holder on the applicable record date will be payable by the trustee to or at the direction of such Global Debt Security Holder in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names any debt securities, including the Global Debt Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of the debt securities (including principal, premium, if any, and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective beneficial interests in the relevant security as shown on the records of DTC. Payments by Participants and Indirect Participants to the beneficial owners of the debt securities will be governed by standing instructions and customary practice and will be the responsibility of Participants or Indirect Participants.

Subject to certain conditions, any person having a beneficial interest in the Global Debt Securities may, upon request to the trustee and confirmation of that beneficial interest by the Depositary or its Participants or Indirect Participants, exchange such beneficial interest for debt securities in definitive form (“Certificated Debt Securities”). Upon any such issuance, the trustee is required to register these debt securities in the name of and cause the same to be delivered to, such person or persons (or the nominee of any thereof). These debt securities would be issued in fully registered form and be subject to any transfer restrictions and other procedures applicable to beneficial interests in such other Global Debt Securities for as long as it remains a beneficial interest.

If the Depositary for the debt securities represented by a Global Debt Security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the Global Debt Security that had been held by the Depositary. In addition, the indenture permits us at any time and in our sole discretion to decide not to have the debt securities represented by one or more Global Debt Securities. DTC has advised us that, under its current practices, it would notify its Participants of our request, but will only withdraw beneficial interest from the Global Debt Securities at the request of each Participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any debt securities issued in definitive form in exchange for the Global Debt Securities will be registered in the name or names that the Depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the Depositary’s instructions will be based upon directions received by the Depositary from Participants with respect to ownership of beneficial interests in the Global Debt Security that had been held by the Depositary.

Neither we nor the trustee will be liable for any delay by the Global Debt Security Holder or DTC in identifying the beneficial owners of the debt securities and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Debt Security Holder or DTC for all purposes.

Notices

We will give notices by mail to holders at the addresses listed in the security register.

Replacement of Securities

We will replace any mutilated security at the holder’s expense upon surrender of the security to the trustee. We will replace securities that become destroyed, stolen or lost at the holder’s expense upon delivery to the trustee of the security or evidence of the destruction, loss or theft satisfactory to us and the trustee. In the case of a destroyed, lost or stolen security, an indemnity satisfactory to the trustee and us may be required at the holder’s expense before we will issue a replacement security.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Trustee

Wells Fargo Bank, National Association is the trustee under the indenture. From time to time, we maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of business.

PLAN OF DISTRIBUTION

We may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we do not intend to list the debt securities on any securities exchange or any automated quotation system, and no active market for the securities is anticipated.

LEGAL OPINIONS

Legal opinions relating to the securities being offered by this prospectus will be rendered by Jones Day, Chicago, Illinois.

EXPERTS

The financial statements, the related financial statement schedule and management’s report on the effectiveness of internal control over financial reporting, incorporated in this prospectus by reference from USG Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which report on the financial statements and financial statement schedule expresses an unqualified opinion and includes an explanatory paragraph referring to the Corporation’s adoption of Financial Accounting Standards Board Interpretation No. 47, “Accounting for Conditional Asset Retirements” in 2005, the Corporation’s adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” and Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” in 2006), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is a statement of the estimated expenses (other than underwriting compensation) to be incurred by USG in connection with one or more distributions of an assumed aggregate amount of $500,000,000 of securities registered under this registration statement. The assumed amount has been used to demonstrate the expenses of offering and does not represent an estimate of the amount of securities that may be registered or distributed because such amount is unknown at this time.

Registration fee under the Securities Act of 1933, as amended	$15,350	*

Printing and engraving	$20,000	**

Accounting and legal fees and expenses	$175,000	**

Rating agency fees	$440,000	**

Trustee’s fees and expenses	$24,000	**

Miscellaneous, including traveling, telephone, copying, shipping, and other out-of-pocket expenses	$50,000	**

Total	$724,350	**

*	In accordance with Rule 456(b), and as set forth in footnote (1) to the “Calculation of Registration Fee” table on the front cover page of this registration statement, we are deferring payment of the registration fee for the securities offered by this prospectus.

**	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable. All amounts are estimated.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law, as amended, or the DGCL, gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified and authorizes the corporation to buy directors’ and officers’ liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

Article VII of the registrant’s By-Laws provides that the registrant (1) shall indemnify every person who is or was a director or officer of the registrant or is or was serving at the registrant’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise and (2) shall, if the board of directors so directs, indemnify any person who is or was an employee or agent of the registrant or is or was serving at the registrant’s request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent, in the manner and subject to compliance with the applicable standards of conduct, provided by Section 145 of the DGCL as the same (or any substitute provision therefor) may be in effect from time to time. Any such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The registrant has procured insurance for the purpose of substantially covering its future potential liability for indemnification under Section 145 of the DGCL as discussed above and certain future potential liability of individual directors or officers incurred in their capacity as such which is not subject to indemnification.

The registrant has entered into Indemnification Agreements with each of its directors and officers. The Indemnification Agreements provide that the registrant shall indemnify and keep indemnified the indemnitee to the fullest extent authorized by Section 145 of the DGCL as it may be in effect from time to time from and against any expenses (including expenses of investigation and preparation and reasonable fees and disbursements of legal counsel, accountants and other experts), judgments, fines and amounts paid in settlement by the indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not the cause of action, suit or proceeding incurred before or after the date of the Indemnification Agreements. The Indemnification Agreements further provide for advancement of amounts to cover expenses incurred by the indemnitee in defending any such action, suit or proceeding subject to an undertaking by the indemnitee to repay any expenses advanced which it is later determined he or she was not entitled to receive.

Article Eleven of the registrant’s Restated Certificate of Incorporation eliminates the personal liability of the registrant’s directors to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (which addresses director liability for unlawful payment of a dividend or unlawful stock purchase or redemption) or (4) for any transaction from which the director derived an improper personal benefit.

ITEM 16.	EXHIBITS.

Exhibit
Number		Description of Document

3.1		Restated Certificate of Incorporation of USG Corporation (incorporated by reference to Exhibit 3.01 to USG Corporation’s Current Report on Form 8-K, dated June 16, 2006).
3.2		By-laws of USG Corporation (incorporated by reference to Exhibit 3.3 to USG Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006).
4.1		Indenture, dated as of November 1, 2006, by and between USG Corporation and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.01 to USG Corporation’s Current Report on Form 8-K, dated November 20, 2006).
*5	.1	Opinion of Jones Day as to the legality of the securities.
*12	.1	Statement re: computation of ratios of earnings to fixed charges.
*15	.1	Letter from Deloitte & Touche LLP re: unaudited interim financial information.
*23	.1	Consent of Deloitte & Touche LLP.
*23	.2	Consent of Jones Day (included in Exhibit 5.01).
*24	.1	Power of Attorney.
*25	.1	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association, as Trustee.

*	Filed herewith.

ITEM 17.	UNDERTAKINGS.

(a)    The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20%

change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)    Each prospectus filed by the registrant pursuant to 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on September 24, 2007.

USG CORPORATION

By:	/s/ William C. Foote
William C. Foote
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William C. Foote William C. Foote	Chairman and Chief Executive Officer (Principal Executive Officer)	September 24, 2007

/s/ Richard H. Fleming Richard H. Fleming	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 24, 2007

/s/ D. Rick Lowes D. Rick Lowes	Senior Vice President and Controller (Principal Accounting Officer)	September 24, 2007

* Jose Armario	Director	September 24, 2007

* Robert L. Barnett	Director	September 24, 2007

* Keith A. Brown	Director	September 24, 2007

* James C. Cotting	Director	September 24, 2007

* Lawrence M. Crutcher	Director	September 24, 2007

* W. Douglas Ford	Director	September 24, 2007

* David W. Fox	Director	September 24, 2007

* Valerie B. Jarrett	Director	September 24, 2007

* Steven F. Leer	Director	September 24, 2007

Signature	Title	Date

* Marvin E. Lesser	Director	September 24, 2007

* Judith A. Sprieser	Director	September 24, 2007

*	The undersigned by signing his name hereunto has hereby signed this registration statement on behalf of the above-named officers and directors on September 24, 2007, pursuant to a power of attorney executed on behalf of each such officer and director and filed with the Securities and Exchange Commission as Exhibit 24.1 hereto.

* By:	/s/ Richard H. Fleming
Richard H. Fleming
(Attorney-in-Fact)
September 24, 2007

EXHIBIT INDEX

Exhibit
Number		Description of Document

3.1		Restated Certificate of Incorporation of USG Corporation (incorporated by reference to Exhibit 3.01 to USG Corporation’s Current Report on Form 8-K, dated June 16, 2006).
3.2		By-laws of USG Corporation (incorporated by reference to Exhibit 3.3 to USG Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006).
4.1		Indenture, dated as of November 1, 2006, by and between USG Corporation and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.01 to USG Corporation’s Current Report on Form 8-K, dated November 20, 2006).
*5	.1	Opinion of Jones Day as to the legality of the securities.
*12	.1	Statement re: computation of ratios of earnings to fixed charges.
*15	.1	Letter from Deloitte & Touche LLP re: unaudited interim financial information.
*23	.1	Consent of Deloitte & Touche LLP.
*23	.2	Consent of Jones Day (included in Exhibit 5.01).
*24	.1	Power of Attorney.
*25	.1	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association, as Trustee.

*	Filed herewith.